Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

Company Contacts	Investor Contact
TROY Group, Inc.	TROY Group, Inc
Patrick Dirk, President & CEO	Myra Erickson (inquire@troygroup.com)
Jim Klingler, VP & Chief Financial Officer	(949) 798-4644
(949) 250-3280	www.troygroup.com
www.troygroup.com

TROY Group, Inc. Reports Second-Quarter Results

Santa Ana, CA. – July 15, 2004—TROY Group, Inc. (NASDAQ: TROY) today announced financial results for its second quarter and first six months of fiscal year 2004, which ended May 31, 2004.

Net sales for the second quarter of fiscal 2004 increased 7.7% to $14.4 million, compared to $13.4 million in the second quarter of fiscal year 2003, primarily due to increased sales of Wireless and Connectivity products, partially offset by a decline in sales of Secure Payment Systems products.

Net income for the second quarter of fiscal 2004 decreased to $40,000, compared to net income of $190,000, or $0.02 per share diluted, in the prior year’s second quarter, primarily due to an impairment charge of $284,000 for capitalized software development costs, costs associated with implementation of a new ERP system and increased professional fees in the second quarter of fiscal 2004.

Net sales for the first six months of fiscal 2004 increased 0.8% to $28.0 million, compared to $27.8 million for the first six months of fiscal year 2003, primarily due to increased sales of Wireless and Connectivity products, partially offset by a decline in sales of Secure Payment Systems products.

Net income for the first six months of fiscal 2004 decreased to $360,000, or $0.03 per share diluted, compared to net income of $472,000, or $0.04 per share diluted, in the prior year’s first six months, primarily due to the impairment charge and ERP system implementation costs mentioned above, partially offset by lower professional fees in the first six months of 2004.

On May 26, 2004, TROY announced that it had entered into a merger agreement (the “Merger”) with Dirk, Inc., a company controlled by Patrick Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family will acquire the outstanding shares of TROY common stock that they do not already own.  TROY expects the Merger to close in August 2004.  The Merger is subject to approval by TROY stockholders as required under applicable state law, to completion of financing arrangements necessary to accomplish the Merger, and to certain other closing conditions.  On June 17, 2004, TROY filed a Proxy Statement on SEC Schedule 14A and Schedule 13E-3 related to the Merger.

Following the announcement of the proposed Merger, Osmium Partners LLC, Ralph Hamer, Roy Liedtke, and Tilson Growth Fund, LP, respectively, filed purported class action complaints in the California Superior Court for Orange County against TROY and its directors.  The Liedtke complaint also names Dirk, Inc.  In all four actions, plaintiffs allege that defendants breached their fiduciary duties in connection with the Merger by attempting to provide the Dirk family with preferential treatment in connection with their efforts to complete a sale of TROY. Plaintiffs in all four actions seek declaratory relief, an order enjoining the acquisition, and attorneys’ fees.  The Liedtke complaint also seeks damages.  TROY and its directors have not yet been served with the Liedtke and Tilson Growth Fund complaints.  Osmium Partners LLC has served discovery requests, but no discovery has commenced in the other actions.  No trial date has been set in any of these actions.  Management believes that the complaints are without merit and intends to defend them vigorously.  If these actions are successful in enjoining the transaction, or the Liedtke action is successful in obtaining damages, it could have a material adverse effect on our business, financial position, or results of operation.  Currently the amount of such an adverse effect cannot be determined.

About TROY Group

TROY Group, Inc (“TROY”) offers a full range of products to its customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.  TROY distributes productions to major corporations, banks, key government accounts and distributors worldwide.  Visit TROY at www.troygroup.com.

Forward-looking statements of TROY (statements that are not historical fact) in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions. These statements, including statements regarding the Merger and the litigation, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the Merger, continued demand for printed financial documents, market acceptance of products incorporating wireless printing technologies, our ability to enhance existing products and develop new products, our ability to hire and retain qualified management, technology and other personnel, impact of competition from existing and new technologies and companies, the costs and impact of pending litigation and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange.  Statements included in this news release are based upon information known to TROY as of the date of this release, and TROY assumes no obligation to update information contained in this news release.

– (Financial tables follow) –

TROY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	May 31, 2004	November 30, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,571	$1,727
Investment in available-for-sale securities	8,000	8,000
Accounts receivable, less allowance for doubtful accounts $626 in 2004; $393 in 2003	8,665	8,419
Inventories, net	5,221	4,891
Prepaid expenses and other	1,333	1,414
Deferred tax assets	2,789	2,789
Total current assets	28,579	27,240
Equipment and leasehold improvements, net	3,183	3,213
Goodwill	281	281
Receivable from stockholders	1,903	1,903
Deferred tax assets	1,240	1,330
Other assets	614	993
Total assets	$35,800	$34,960

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,412	$2,172
Accrued expenses	3,560	4,322
Deferred revenue	1,840	1,807
Total current liabilities	8,812	8,301
Stockholders’ equity:
Preferred stock, no par value, authorized 5,000,000 shares, issued none	—	—
Common stock, par value $.01 per share; authorized 50,000,000 shares, issued10,642,677 shares in 2004; 10,974,170 shares in 2003	107	110
Additional paid-in capital	19,921	21,122
Accumulated other comprehensive income	10	33
Retained earnings	6,958	6,598
	26,996	27,863
Less cost of treasury stock, 2,800 shares in 2004; 331,493 shares in 2003	(8)	(1,204)
Total stockholders’ equity	26,988	26,659
Total liabilities and stockholders’ equity	$35,800	$34,960

TROY GROUP, INC.

CONSOLIDATED STATEMENTS

OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2004	2003	2004	2003

Net sales	$14,422	$13,395	$28,039	$27,803
Cost of goods sold	8,756	8,193	17,029	16,631
Gross profit	5,666	5,202	11,010	11,172

Operating expenses:
Selling, general and administrative	4,500	3,683	8,090	7,712
Research and development	1,099	1,230	2,336	2,692
Amortization of intangible assets	24	11	51	22
Operating income	43	278	533	746

Interest income	23	23	53	26
Interest expense	—	(6)	—	(8)
Income before income taxes	66	295	586	764
Provision for income taxes	26	105	226	292
Net income	$40	$190	$360	$472

Net income per share:
Basic	$—	$.02	$.03	$.04
Diluted	$—	$.02	$.03	$.04

Shares used in per share computations:
Basic	10,640	10,651	10,641	10,650
Diluted	10,640	10,651	10,644	10,650

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